UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

Hasbro, Inc.
(Exact name of registrant as specified in its charter)
Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02862
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (401) 431-8697

____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on October 1, 2015, the Board of Directors (the "Board") of Hasbro, Inc. (the "Company") amended the Company's Amended and Restated By-Laws (the "By-Laws") to implement a "proxy access" procedure.  The By-Law amendment (the "Amendment") allows a shareholder or a group of up to 20 shareholders, who has maintained continuous ownership of at least 3% of the voting power of the Company's outstanding voting stock for at least 3 years, to include nominees for election to the Board of Directors in the Company's proxy statement.  Subject to compliance with the requirements of the proxy access By-Law provisions, the shareholder or group of shareholders may include director nominees for up to the greater of (i) 20% of the Board, rounded down to the nearest whole number, or (ii) 2 nominees.

The Amendment also (i) included a conforming change to the Company's previously existing process for a shareholder to nominate a director nominee for election at the annual meeting where the nominee had not been included in the Company's proxy statement, such that the notice periods in both that pre-existing provision and in the newly-adopted proxy access provisions are consistent and (ii) updated the statutory reference in Section 10.1 of the By-Laws to refer to the applicable Section of the current Rhode Island General Laws.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment which includes all of the details concerning the proxy access provisions, and which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                          Exhibit Description

3.1                          Amendment to Amended and Restated By-Laws of Hasbro, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: October 5, 2015

EXHIBIT INDEX

Exhibit  No.                                        Exhibit Description
3.1                                        Amendment to Amended and Restated By-Laws of Hasbro, Inc.